UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2008

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices)  (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
          Issuance of Notes
          On April 17, 2008, Dell Inc. issued and sold in a private placement $600,000,000 aggregate principal amount of 4.700% Notes due 2013 (“2013 Notes”), $500,000,000 aggregate principal amount of 5.650% Notes due 2018 (“2018 Notes”) and $400,000,000 aggregate principal amount of 6.500% Notes due 2038 (“2038 Notes” and, together with the 2013 Notes and the 2018 Notes, the “Notes”). The Notes were issued pursuant to an Indenture dated as of April 17, 2008, between Dell and The Bank of New York Trust Company, N.A., as trustee. The Indenture provides that the 2013 Notes will bear interest at the rate of 4.700% per year, the 2018 Notes will bear interest at the rate of 5.650% per year and the 2038 Notes will bear interest at the rate of 6.500% per year. Interest will be payable semi-annually on April 15 and October 15. The Notes are unsecured obligations and rank equally with Dell’s existing and future unsecured senior indebtedness. The Notes will effectively rank junior to all indebtedness and other liabilities, including trade payables, of Dell’s subsidiaries with respect to the assets of those subsidiaries. The offering of the Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (as amended, “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
          The Indenture contains customary events of default with respect to the Notes, including failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. The Indenture also contains covenants limiting Dell’s ability to create certain liens, enter into sale and lease-back transactions and consolidate or merge with, or convey, transfer or lease all or substantially all of Dell’s assets to, another person. The Notes will be redeemable, in whole or in part at any time, at Dell’s option, at a “make-whole premium” redemption price calculated by Dell equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 35 basis points, plus accrued interest thereon to the date of redemption.
          The net proceeds from the offering of the Notes were approximately $1.49 billion after payment of expenses of the offering. Dell intends to use the net proceeds for general corporate purposes, which may include the repurchase of its common stock, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in its subsidiaries. Net proceeds may be temporarily invested prior to use.
          On April 17, 2008, in connection with the sale of the Notes, Dell entered into an Exchange and Registration Rights Agreement (“Registration Rights Agreement”) with Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein. Under the Registration Rights Agreement, Dell has agreed to file with the Securities and Exchange Commission no later than November 7, 2008, and use its reasonable best efforts to have declared effective within 270 days from the closing date, an exchange offer registration statement pursuant to which Dell will issue in exchange for tendered Notes registered securities containing terms substantially identical to the Notes in all material respects. If the exchange offer registration statement is not filed and declared effective within such time periods, then the annual interest rate of the Notes will increase by 0.250% per annum for the first 90-day period immediately following the last day of such period and by an additional 0.250% per annum for each subsequent 90-day period thereafter, up to a maximum aggregate additional interest rate of 1.000% per annum, until the exchange offer is completed. Under certain circumstances Dell may also be required to file and pursue effectiveness of a shelf registration statement with respect to the resale of the notes.
          The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1 and 4.2, respectively, to this Form 8-K, which are incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT
NUMBER		DESCRIPTION OF EXHIBIT

4.1	—	Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Trust Company, N.A., as trustee (including the form of notes).

4.2	—	Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: April 17, 2008	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Vice President and Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER		DESCRIPTION OF EXHIBIT

4.1	—	Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Trust Company, N.A., as trustee (including the form of notes).

4.2	—	Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein.

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